As filed with the Securities and Exchange Commission on February 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1676382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2727 North Harwood Street

Suite 300

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan

(Full title of the plan)

Jackson Hsieh

Chief Executive Officer

Spirit Realty Capital, Inc.

2727 North Harwood Street

Suite 300

Dallas, Texas 75201

(Name and address of agent for service)

(972) 476-1900

(Telephone number, including area code, of agent for service)

Copy to:

Julian T.H. Kleindorfer, Esq.

Lewis W. Kneib, Esq.

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “ emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Spirit Realty Capital, Inc. (referred to herein as “our,” “we” or “us”) relating to an additional 2,300,000 shares of Common Stock issuable to our eligible employees, directors and consultants under the Plan.

These shares being registered pursuant to this Registration Statement are the same class as other securities for which earlier Registration Statements on Form S-8 (File Nos. 333-190001 and 333-215098) (together, the “Prior Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2013 and December 14, 2016, respectively.

In accordance with General Instruction E of Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Prior Registration Statements to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We are not filing or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 14, 2022;

(c)	our Current Reports on Form 8-K filed with the SEC on January 10, 2022 (excluding the information appearing in item 2.02 of, and Exhibits 99.1 and 99.2 to, such Current Report on Form 8-K), January 19, 2022, January 25, 2022 (excluding the information appearing in Item 7.01 of, and Exhibit 99.1 to, such Current Report on Form 8-K) and February 14, 2022 (excluding the information appearing in Item 2.02 of, and Exhibits 99.1, 99.2 and 99.3 to, such Current Report on Form 8-K); and

(d)	the description of our Common Stock contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 16, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this

Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Form of Certificate for Common Stock of Spirit Realty Capital, Inc.(1)

4.2†	Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan(2)

4.3†	Amendment to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, dated March 2, 2017(3)

4.4†	Second Amendment to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, dated March 2, 2017(4)

4.5†	Third Amendment to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, dated May 20, 2019(5)

4.6†	Form of 2012 Incentive Award Plan Restricted Stock Award Grant Notice and Agreement(6)

4.7†	Form of 2012 Incentive Award Plan 2021 Performance Share Award Notice and Agreement(7)

4.8†	Form of 2012 Incentive Award Plan 2022 Performance Share Award Notice and Agreement(8)

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP for Spirit Realty Capital, Inc.

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.
(1)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A filed with the Commission on March 29, 2013 (No. 333-187122).
(2)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2016 (No. 001-36004).
(3)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on March 3, 2017 (No. 001-36004).
(4)	Incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed with the Commission on February 25, 2020 (No. 001-36004).
(5)	Incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed with the Commission on February 25, 2020 (No. 001-36004).
(6)	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Commission on July 18, 2013 (No. 001-36004).
(7)	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Commission on May 5, 2021 and incorporated herein by reference (No. 001-36004).
(8)	Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed with the Commission on February 14, 2022 and incorporated herein by reference (No. 001-36004).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 22nd day of February, 2022.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jackson Hsieh, Michael Hughes, Prakash Parag, Jay Young and Rochelle Thomas, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jackson Hsieh	President, Chief Executive Officer and Director	February 22, 2022
Jackson Hsieh	(Principal Executive Officer)

/s/ Michael Hughes	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2022
Michael Hughes

/s/ Prakash Parag	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2022
Prakash Parag

/s/ Kevin M. Charlton	Director	February 22, 2022
Kevin M. Charlton

/s/ Todd A. Dunn	Director	February 22, 2022
Todd A. Dunn

/s/ Elizabeth F. Frank	Director	February 22, 2022
Elizabeth F. Frank

/s/ Michelle M. Frymire	Director	February 22, 2022
Michelle M. Frymire

/s/ Kristian M. Gathright
Kristian M. Gathright	Director	February 22, 2022

/s/ Richard I. Gilchrist	Director	February 22, 2022
Richard I. Gilchrist

/s/ Diana M. Laing	Director	February 22, 2022
Diana M. Laing

/s/ Nicholas P. Shepherd	Director	February 22, 2022
Nicholas P. Shepherd

/s/ Thomas J. Sullivan	Director	February 22, 2022
Thomas J. Sullivan